UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)                                                                                                  July 30, 2015

Papa John's International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 Papa John's Boulevard Louisville, Kentucky	40299-2367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                   (502) 261-7272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2015, Papa John’s International, Inc. (the “Company”) announced the appointment of Steve M. Ritchie as President and Chief Operating Officer. Prior to his new appointment, Mr. Ritchie served as Chief Operating Officer since May 2014 and Senior Vice President since May 2013. Mr. Ritchie has served in various capacities of increasing responsibility over Global Operations & Global Operations Support and Training since July 2010.

In connection with Mr. Ritchie’s promotion, the Compensation Committee of the Board of Directors awarded Mr. Ritchie a one-time equity grant valued at approximately $450,000, vesting at the end of three years, consisting of equal values of time vested restricted stock and stock options with a 10-year term, and increased his base salary to $650,000.

The Compensation Committee also increased the long-term incentive values for each member of the executive leadership team, other than Founder, Chairman and Chief Executive Officer, John H. Schnatter.  For the Company’s named executive officers, the new long-term base annual equity incentive values are as follows:  $650,000 for Mr. Ritchie (previously $600,000), $515,000 for Chief Administrative Officer and Chief Financial Officer Lance Tucker (previously $450,000), $400,000 for Chief Marketing Officer Robert C. Kraut (previously $290,000), and $400,000 for Chief Development Officer Timothy C. O’Hern (previously $370,000).  The additional awards representing the increased values were awarded on July 30, 2015, consisting of equal values of time vested restricted stock and stock options with a 10-year term and 3- year graded vesting schedule.  The Company’s executives are also eligible for the annual cash incentives, performance share awards and benefits described in the Proxy Statement filed March 25, 2015.

The equity awards are effective and the exercise price for the stock options will be based on the closing price for our common stock two business days after the Company’s release of second quarter 2015 earnings.

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release on July 30, 2015. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Papa John’s International, Inc., dated July 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PAPA JOHN'S INTERNATIONAL, INC.
(Registrant)

Date:	July 31, 2015	By:	/s/ Lance F. Tucker
		Name:	Lance F. Tucker
Senior Vice President,
Chief Financial Officer, Chief
Administrative Officer & Treasurer